AGREEMENT

THIS AGREEMENT ("Agreement") is entered into as of Nov 1 '07 by and among Venture Beverage Company, dba Purple Beverage Company ("Buyer"), and Chaka Khan ("Artist"), in connection with the endorsement of, and the advertising and promotion for, Buyer's product PURPLE ("Endorsed Product").

The parties hereto agree as follows:

TERM: The term ("Term") of this Agreement shall commence on the date hereof and shall continue for three (3) years.

SERVICES: Artist shall participate in a reasonable number of still photo sessions and video shoot days ("Service Days") on dates to be mutually agreed during each year of the Term. On such agreed dates, Artist's services may be up to 6 consecutive hours, inclusive of hair/makeup, and customary breaks including a one (1) hour lunch break.

Artist shall also participate in a reasonable number of personal appearances ("Personal Appearances") each year during the Term on dates and times to be mutually agreed. A Personal Appearance shall be up to 4 consecutive hours inclusive of hair/makeup, and customary breaks including a one (1) hour lunch break.

The dates for the Service Days and Personal Appearances shall be determined in good faith by agreement of the parties.

THE ADVERTISING/PROMOTION CAMPAIGN: The Buyer's Advertising/Promotion Campaign utilizing Artist may include radio, television, online, and print advertising, print materials (photographs, pictures, stills as generally used in the course of an advertising campaign) (collectively, the "Prints"), public relations and press materials, visual presence on the Internet sites of Buyer and social networking sites, and also may include signed editorial and blog entries by Artist.

TERRITORY: The entire world (the "Territory").

USAGE: Artist hereby authorizes, grants, and conveys to Buyer the right to use, exhibit, broadcast, print, and exploit Artist's name, image, likeness, and voice and as a spokesperson for the Endorsed Product during the Term, and in the Territory.

All of Artist's services hereunder shall be deemed a "work made for hire" for purposes of U.S. Copyright Laws, and Buyer shall own all the results and proceeds of such services. Any and all materials created which include Artist shall be for the use contracted under this Agreement only, for the Term and in the Territory only, it being understood that at the expiration of the Term, Buyer shall cease to use said materials under its possession or control and instruct any third party to cease any such use. If a third party uses the materials beyond the Term, Buyer shall use good faith commercial efforts to cause the third party ceases such use. Buyer shall be granted a forty five (45) day grace period from the end of the Term or the earlier termination of this Agreement to remove all Prints installed at or affixed to various media displays.

ENDORSEMENT: Artist represents and warrants that Artist is an endorser of the Endorsed Product and that, during the Term, Artist will continue to endorse such products. Artist understands that the packaging, marketing, advertising and general promotion of such products may attribute statements to Artist to the effect that she is an endorser thereof and Artist represents and warrants that such statements represent Artist's actual belief and experience. Artist will have prior reasonable approval over such endorsement statements within the time period set forth for approvals below.

COMPENSATION: In consideration of the rights granted and the services to be performed hereunder, Buyer shall issue to Artist ______ shares of common stock of Buyer ("Compensation Shares"). Such

number of shares (which, collectively with the Compensation Shares, are referred to herein as the "Stock") shall be equivalent to one percent (1%) of the total number of issued and outstanding shares of a company upon the closing of a transaction between Buyer and such company. By way of example (but not conclusive of the exact number of such shares), in connection with such transaction in exchange for the Compensation Shares, Artist shall receive one of the 100 then issued and outstanding shares of such resultant company. Artist acknowledges that, prior to such closing, such company shall have a class of common stock that has been registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and that such company may be classified as a "shell company" (as that term is defined in Rule 12b-2 under such Act), immediately prior to the transaction. Artist also acknowledges that, as of the date of this Agreement, the name of such company has neither been publicly disclosed nor disclosed to Artist and that the structure of such transaction has not been finalized. Artist covenants that, if required, she shall vote her Compensation Shares in favor of such transaction and shall take such other and further action as may be reasonably required to approve such transaction.

In connection with the issuance of the Compensation Shares, and with an understanding of the issuance in exchange therefor of the resulting shares, Artist hereby makes the following representations to Buyer regarding all of such shares and the Stock:

(a) Artist understands that none of the Stock has been registered under the Securities Act of 1933, as amended ("Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Artist's representations as expressed herein. Artist is acquiring all of the Stock for her own account, not as a nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

(b) Artist understands that all of the Stock will constitute "restricted securities" under the federal securities laws, inasmuch as it is being acquired from Buyer or such other company in one or more transactions not involving a public offering and that under such laws the Stock may not be resold without registration under the Securities Act or an exemption therefrom. The certificates representing the Stock will be endorsed with a legend to such effect. Artist has been informed and understands that (i) there are substantial restrictions on the transferability of the Stock, and (ii) no federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation nor endorsement, of the Stock.

(c) Artist, or Artist's business and financial advisors, have substantial experience in evaluating and investing in private transactions of securities in companies similar to Buyer and such other company and Artists acknowledges that she can protect her own interests. Artist, or such advisors, have such knowledge and experience in financial and business matters so that she is capable of evaluating the merits and risks of her acceptance of all of the Stock of Buyer as compensation or otherwise.

(d) Artist is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(e) Artist understands that all books, records, and documents of Buyer relating to it have been and remain available for inspection by her or her business and financial advisors upon reasonable notice. Artist or such advisors understand the nature of transactions with shell companies. Artist confirms that all documents requested have been made available, and that she or such advisors have been supplied with all of the information concerning Buyer that has been requested. Artist confirms that she or such advisors have obtained sufficient information, in her and their judgment to evaluate the merits and risks of receipt of the Stock as compensation or otherwise. Artist confirms that she has had the opportunity to obtain such independent legal and tax advice and financial planning services as she has deemed appropriate prior to making a decision to enter this Agreement, provide the Service Days and the Personal Appearances in

consideration of the issuance to her of the Compensation Shares, and take such required actions in respect of the transaction between Buyer and such other company in consideration of the issuance to her of the resulting Stock. In making each such decision, Artist has relied exclusively upon her experience and judgment, or that of such advisors, upon such independent investigations as she, or they, deemed appropriate, and upon information provided by Buyer in writing or found in the books, records, or documents of Buyer.

(f) Artist is aware that the economic ownership of the Stock is highly speculative and subject to substantial risks. Artist is capable of bearing the high degree of economic risk and burdens of this venture, including, but not limited to, the possibility of a complete loss, the lack of a sustained and orderly public market, and limited transferability of the Stock, which may make the liquidation thereof impossible for the indefinite future.

(g) The offer to issue the Compensation Shares as compensation to the Artist was directly communicated to Artist or her business or financial advisors by such a manner that she or such advisors were able to ask questions of and receive answers from Buyer or a person acting on its behalf concerning this Agreement. At no time was she presented with or solicited by or through any leaflet, public promotional meeting, television advertisement, or any other form of general advertising.

(h) None of the following information has ever been represented, guaranteed, or warranted to Artist, expressly or by implication by any broker, Buyer, or agent or employee of the foregoing, or by any other person:

> (1) The approximate or exact length of time that Artist will be required to remain as a holder of any of the Stock;
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> (2) The amount of consideration, profit, or loss to be realized, if any, as a result of owning any of the Stock; or
>
> (3) That the past performance or experience of Buyer, its officers, directors, associates, agents, affiliates, or employees or any other person will in any way indicate or predict economic results in connection with the plan of operations of Buyer or the return on any of the Stock.

(i) Artist hereby agrees to indemnify Buyer and its affiliates and to hold them harmless from and against any and all liability, damage, cost, or expense, including their respective attorneys' fees and costs, incurred on account of or arising out of:

> (1) Any material inaccuracy in the declarations, representations, and warranties hereinabove set forth;
>
> (2) The disposition of the Stock or any part thereof by her, directly or indirectly, contrary to the foregoing declarations, representations, and warranties; and
>
> (3) Any action, suit, or proceeding based upon:
>
> > (A) the claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from Buyer or its affiliates; or
> >
> > (B) the disposition of the Stock or any part thereof.

EXPENSES: In connection with Service Days and Personal Appearances, Buyer shall (at Artist's election) provide, pay or reimburse all reasonable pre-approved expenses incurred by Artist related to Artist's services hereunder, including the following:

(a) Hairstylist, make-up artist and wardrobe stylist;

(b) If Buyer requires Artist to travel more than fifty (50) miles from Artist's then current principal place of residence, Buyer shall arrange round-trip flights from Artist's residence to the location of the photo session or the Personal Appearance for Artist and one other person;

(c) If Buyer requires Artist to travel more than fifty (50) miles from Artist's then current principal place of residence, first-class hotel rooms for Artist and Artist's traveling companion;

(d) Ground transportation to and from all locations for Artist;

(e) If Buyer requires Artist to travel more than fifty (50) miles from Artist's then-current principal place of residence, Buyer will provide Artist and Artist's traveling companion with a reasonable per diem for meals and miscellaneous expenses.

EXCLUSIVITY: During the Term, Artist shall not provide Artist's services, nor shall Artist authorize the use of Artist's likeness, voice, name or image, nor shall Artist endorse or participate in publicity events for the advertising or promotion of any of the following:

(a) Any organization whose primary product lines are beverages;

(b) Any of the following products: beverages of all kinds, including, without limitation, water (including vitamin water), soft drinks, energy drinks, fruit juices and drinks, sports drinks, isotonic drinks, anti-oxidant drinks, dairy drinks of all kind (including milk).

Nothing shall preclude Artist from appearing in any form of audio or audiovisual entertainment programming, including live events, concert tours, motion pictures, television, radio or other entertainment programs, regardless of sponsorship or use of competing products therein, provided that Artist shall not be the host, a regular commentator, or series regular performer, in any such programming that has as a primary sponsor an organization or product referred to paragraphs (a) and (b) above.

APPROVALS: Artist will have the right to approve any materials containing the name or likeness of Artist, provided that such approval shall not be unreasonably withheld, delayed, or denied. Artist's approval or disapproval must be given in writing within five (5) business days of Artist's receipt of the proposed item by personal delivery, facsimile, or computer e-mail transmission. For purposes of this Agreement, receipt within the hours of 9:00 a.m. to 5:00 p.m., Eastern Time, shall constitute receipt on that business day and the approval or disapproval must be given by 5:00 p.m., Eastern Time, of the second business day thereafter. If Artist fails to respond within said five (5) business day period, the submitted item shall be deemed approved. For purposes hereof, "receipt" shall be deemed to occur when the proposed materials are personally delivered or sent to Artist at the facsimile number or e-mail address provided by Artist in this Agreement. Subject to the aforesaid approval rights, Buyer shall retain creative control in all matters. Artist may not disapprove any materials because Artist is more or less prominent than any other likeness in the relevant materials.

Artist shall have the right of reasonable approval of any hairstylist or make-up artist provided by Buyer, and the wardrobe worn by Artist during Service Days and Personal Appearances hereunder.

INDEMNITY:

(a) By Artist. Artist will at all times indemnify and hold Buyer and its agents and licensees harmless from and against any and all claims, damages, liabilities, costs and expenses (including reasonable outside attorneys' fees), arising out of any breach by Artist of any warranty or agreement made by Artist and/or Artist hereunder.

(b) By Buyer. Buyer agrees to indemnify, defend and hold Artist harmless from and against all losses, damages, costs and expenses (including reasonable attorneys' fees), resulting from Buyer's breach of this agreement or any claims, proceedings or actions arising out of any violation by Buyer of federal, or state securities laws including, without limitation any claims of fraud, any use of the materials produced hereunder, the Campaign and the development, production, distribution and exploitation of Buyer's products. Buyer shall have the absolute right to take over Artist's defense in any proceedings brought against Artist pursuant to this paragraph, and no settlement will be entered into by Artist without Buyer's prior written approval. Artist shall have the right to be independently represented in any such defense by legal counsel of Artist's choosing, provided Artist pays for all legal costs and fees incurred with such independent representation and that Buyer's determinations with respect to any such defense shall be final.

(c) Survival After Termination. The parties hereto agree that the indemnity provisions provided above shall survive the termination of this Agreement.

INSURANCE: Buyer shall name Artist as additional insured during services hereunder under Buyer's comprehensive general liability insurance policies and errors and omissions insurance policies, and shall name Artist on an insurance policy with limits of at least One Million ($1,000,000) US dollars per occurrence, including, but not limited to, products liability and an extended liability endorsement (including advertising liability).

TERMINATION: If either party is in breach or default of any of its material obligations under this Agreement, the affected party shall have the right to terminate this Agreement by providing the other party with written notice within thirty (30) days of discovery of such breach or default, provided that the event cannot be cured within ten (10) days from the notice date.

Nothing in this subsection is intended to relieve either party of any liability of any payment or any other obligation existing at the time of termination.

ARTIST CONDUCT: During the Term, if Artist is convicted or pleads guilty to a felony or if Artist disparages Buyer and/or its affiliates, the products of Buyer and its affiliates, or the Campaign, then Artist shall be in material breach of this Agreement and Buyer shall have the right to immediately terminate this Agreement and any compensation not yet due shall no longer be due Artist, it being agreed that compensation paid or due prior to such termination shall be retained by or paid to Artist upon such termination. Notwithstanding the foregoing, in such event Buyer shall have the right to pursue any and all remedies, damages and equitable relief available to Buyer against Artist, including, but not limited to, seeking a return of some or all of the compensation paid. Buyer's decision to terminate hereunder must be exercised, if at all, not later than forty-five (45) days after the facts giving rise to such right under this paragraph are brought to Buyer's attention.

FORCE MAJEURE: If by reason of any event of force majeure, such as strikes, boycotts, war, Acts of God, labor troubles, riots, delays of commercial carriers, restraints of public authority, or for any other force majeure event, similar or dissimilar, beyond Buyer's control, Buyer shall be unable to use and/or reuse Artist's services or the materials produced hereunder during the Term or any portion thereof, Buyer shall have the right to extend the Term hereof, or applicable portion, for an equivalent period, without any additional compensation to Artist; provided that: (i) the postponed date for Artist's services shall be mutually selected by Artist and Buyer within a reasonable time after the end of the force majeure and such postponed services shall be subject to Artist's professional availability; and (ii) the extension shall not be longer than six (6) months in length ("Outside Date"). In the event that Artist is unable to render services on or before the Outside Date, then the parties shall discuss in good faith not less than two alternative dates and if the parties cannot agree on any such alternative date within a period of thirty (30) days following the commencement of such discussions, then Buyer shall have the right to terminate this

Agreement, and the compensation paid to Artist hereunder shall be adjusted on a basis to be negotiated in good faith between the parties.

ARTIST'S DISABILITY: If Artist fails to fulfill Artist's material required obligations hereunder due to death, illness, injury or accident, such that Artist is precluded from rendering services or Buyer is precluded from making use of the materials produced hereunder, then Buyer shall have the right to terminate this Agreement and the compensation paid to Artist hereunder shall be adjusted on a basis to be negotiated in good faith between the parties.

INTELLECTUAL PROPERTY RIGHTS: Any and all rights, including but not limited to the rights pertaining to intellectual properties related to any and all pictures, photos, films or any other mediums produced and/or made under this Agreement shall belong to Buyer. These rights shall include, without limitation intellectual property rights such as copyrights to all materials produced under this Agreement that contain Artist's likeness, voice, and other physical and non-physical characteristics. The parties hereto agree and acknowledge that Buyer shall retain and maintain all property interests including the aforementioned rights in any and all pictures, photographs, films or any other mediums produced or made under this Agreement. Buyer acknowledges that Artist maintains exclusive, absolute and unrestricted control of the usage of Artist's name, voice, photograph and likeness and that except as set forth in this Agreement no use of the same may be made without first having secured the prior written approval of Artist.

PERSONAL NATURE OF THE SERVICES: It is expressly understood and agreed that Artist's grant and Artist's services and the rights and privileges granted to Buyer hereunder are of a special, unique, unusual, extraordinary and intellectual character, giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law and Artist's failure or refusal to perform Artist's required material obligations hereunder would cause irreparable harm or damage. Should Artist fail or refuse to perform such obligations, Buyer shall be entitled to seek injunctive or other equitable relief against Artist to prevent the continuance of such failure or refusal or to prevent Artist from performing services for or granting rights to others in violation of this Agreement.

ASSIGNMENT: Artist may not assign or sub-license this Agreement without the prior written consent of Buyer, which may be withheld, delayed, or denied for no reason or for any reason within its sole and absolute discretion. However, Buyer may assign or sublicense this Agreement to any of its affiliates, parents, or subsidiaries, provided that no such assignment shall enlarge Artist's obligations under this Agreement; and provided further that Buyer shall remain secondarily liable with respect to all of the obligations to Artist hereunder.

CONFIDENTIALITY: Artist and Buyer both shall hold all confidential or proprietary information relating to Artist and Buyer and their affiliates, their products, marketing strategies, business matters, financial information, internal procedures and their methods of operation, in strictest confidence and will not, reveal or otherwise transfer, sell or assign any such information to any third party or use such information for any purpose unrelated to the services to be rendered hereunder. This obligation will survive the termination or expiration of this Agreement.

MISCELLANEOUS:

(a) Notices: Any and all notices, elections, offers, acceptances, and demands permitted or required to be made under this Agreement shall be in writing.

(b) Physical Condition and Appearance: Artist shall inform Buyer of any physical changes that affect Artist's appearance.

(c) Severability: In the event any provision, clause, sentence, phrase, or word hereof, or the application thereof in any circumstances, is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder hereof, or of the application of any such provision, sentence, clause, phrase, or word in any other circumstances.

(d) Entire Agreement: This Agreement (including any exhibits hereto, if any) constitutes the entire understanding and agreement between Artist and Buyer hereto and supersedes any and all prior or contemporaneous representations, understandings and agreements between the Artist and Buyer with respect to the subject matter hereof..

(e) Governing Law: This Agreement shall be construed in accordance with the laws of the State of California applicable to agreements entered into and wholly performed therein. All parties hereby consent to the exclusive jurisdiction of the courts (state and federal) located in the Central District of California with respect to any dispute relating to or arising out of this Agreement.

(f) All correspondence to Artist will be addressed to:

Chaka Khan
Chaka Khan Enterprises, Inc.
9100 Wilshire Boulevard
Suite 450 East Tower
Beverly Hills, CA 90212
Attn: Tammy McCrary

With a copy to:
(which shall not constitute notice)

Bobbitt & Roberts
6100 Center Drive, Suite #911
Los Angeles, CA 90046
Attn: Virgil Roberts, Esq.

All correspondence to Buyer will be addressed to:

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____
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With a copy to:
(which shall not constitute notice)

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(g) Waivers: No waiver, modification or addition to this Agreement shall be valid unless in writing and signed by the parties to this Agreement. The failure by either party to exercise rights granted to such party herein upon the occurrence of any of the contingencies set forth in this Agreement shall not constitute a waiver of such rights upon the recurrence of such contingency.

(h) Independent Contractor: Artist acknowledges she is an independent contractor and not an employee of Buyer and Artist will be responsible for payment of all income or other taxes resulting from the entry into this Agreement and the receipt of any compensation, direct or indirect, therefrom. Accordingly, Buyer shall not withhold, report or pay so called withholding taxes, nor will Artist or Artist be entitled to any benefits that may be received by employees of Buyer. Artist will discharge all obligations imposed by any law, regulation or order on Artist, including, but not limited to taxes, unemployment compensation and the filing of all returns and reports, required of employers and the payment of all taxes, contributions and other sums required of them. Artist will indemnify and hold

Buyer harmless from and against any and all claims and demands resulting from Artist's failure to comply with the provisions of this paragraph.

COUNTERPARTS: This Agreement may be executed by means of facsimile or original copies, and may be executed in two (2) or more counterparts, each of which shall constitute an original but when taken together shall constitute one (1) agreement.

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IN WITNESS WHEREOF, duly authorized representatives of the parties hereto execute this Agreement as of the date first written above.

VENTURE BEVERAGE COMPANY

By: ______________________________

Theodore Farnsworth, Chief Executive Officer

Yammy McCrary f/s/o Chaka Khan

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CHAKA KHAN